EX-99.B11b
                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report for the Pilot International Equity Fund, Pilot Small Capitalization Equity Fund and Pilot U.S. Government Securities Fund dated October 21, 1996 (and to all references to our firm) included or incorporated by reference in Post-Effective Amendment No. 32 and Amendment No. 33 to Registration Statement File Nos. 33-4038 and 811-4614, respectively.


                                                     Arthur Andersen LLP

Boston, Massachusetts
February 7, 1997